UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

November 4, 2009

GILEAD SCIENCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-19731	94-3047598
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 LAKESIDE DRIVE, FOSTER CITY, CALIFORNIA

(Address of principal executive offices)

94404

(Zip Code)

(650) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFD 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Arrangement of Certain Officers

On November 4, 2009, the Compensation Committee of the Board of Directors of Gilead Sciences, Inc. (the Company) approved the target bonus levels to be in effect under the Company’s Corporate Bonus Plan for the 2010 fiscal year for the Company’s current named executive officers (the Executive Officers). The target bonus levels for the 2009 and 2010 fiscal years are summarized below:

Executive Officer	2009 Target Bonus	2010 Target Bonus
	(as a % of Base Salary)	(as a % of Base Salary)
John C. Martin Chairman and Chief Executive Officer	125%	130%

John F. Milligan President and Chief Operating Officer	75%	90%

Norbert W. Bischofberger Executive Vice President, Research and Development and Chief Scientific Officer	60%	70%

Kevin Young Executive Vice President, Commercial Operations	60%	70%

Gregg H. Alton Executive Vice President, Corporate and Medical Affairs	60%*	70%

Robin L. Washington Senior Vice President and Chief Financial Officer	55%	60%

*	In July 2009, in connection with Mr. Alton’s appointment to serve as the Company’s Executive Vice President, Corporate and Medical Affairs, the 2009 target bonus payable to him was increased from 55% of base salary to 60% of base salary. The amount of his 2009 target bonus will be prorated to reflect when he was promoted and moved to the higher target bonus.

The Company’s Board of Directors ratified the target bonus level of Dr. Martin. No other terms have yet been established under the 2010 Corporate Bonus Plan for the Executive Officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.
(Registrant)

/s/ ROBIN L. WASHINGTON
Robin L. Washington Senior Vice President and Chief Financial Officer

Date: November 10, 2009